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                                                                 Exhibit 10.37



                           WHEATLEY PARTNERS, L.P.


                                                March 14, 1997




Global Telecommunication Solutions, Inc.
5697 Rising Sun Avenue
Philadelphia, PA  19120

Gentlemen:

    In December 1996, the undersigned loaned Global Telecommunication Solutions, Inc. ("GTS") $1,880,000 and was issued promissory notes in that amount and warrants to purchase 1,880,000 shares of GTS' common stock at a purchase price of $2.50 per share ("Warrants").

    GTS has represented to us that a registration statement covering the resale by the undersigned of the shares underlying the Warrants has been declared effective and has agreed to maintain the effectiveness of such registration statement.

    Based on GTS' representation and agreement, the undersigned hereby agrees that, if by June 1, 1997, GTS does not consummate a financing raising a minimum of $2.5 million, we will exercise a minimum of 1,000,000 of the Warrants, resulting in gross proceeds to GTS of at least $2,500,000.

                                                 Very truly yours,

                                                 WHEATLEY PARTNERS, L.P.



                                                 By: /s/ Barry Rubenstein
                                                     -----------------------
                                                      Barry Rubenstein